Exhibit 99.1

KELLER BENVENUTTI KIM LLP

TOBIAS S. KELLER (Cal. Bar No. 151445)

(tkeller@kbkllp.com)

JANE KIM (Cal. Bar No. 298192)

(jkim@kbkllp.com)

THOMAS B. RUPP (Cal. bar no. 278041)

(trupp@kbkllp.com)

425 Market Street, 26th Floor

San Francisco, California 94105

Telephone: (415) 496-6723

Facsimile: (650) 636-9251

Attorneys for Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

In re: SHIFT TECHNOLOGIES, INC., et al.,[1] Debtors

Case No. 23-30687 (HLB) (Lead Case)

(Jointly Administered)

ORDER FINALLY APPROVING

DISCLOSURES AND CONFIRMING

DEBTORS’ COMBINED DISCLOSURE

STATEMENT AND JOINT CHAPTER 11

PLAN DATED JULY 16, 2024

Date: September 26, 2024

Time: 10:00 a.m. (Pacific Time)

Place: Tele/Videoconference Appearances Only

           United States Bankruptcy Court

           Courtroom 19, 16th Floor

    San Francisco, CA 94102

[1]	The last four digits of Shift Technologies, Inc.’s tax identification number are 5852. Due to the large number of debtor entities in these Chapter 11 Cases, a complete list of the Debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https://omniagentsolutions.com/Shift. The Debtors’ service address is P.O. Box 1664, San Bruno, CA 94066-1664.

Upon consideration of the Debtors’ Combined Disclosure Statement and Joint Chapter 11 Plan dated July 16, 2024 [Docket No. 688] (the “Disclosure Statement” or “Plan”, as context requires)2 proposed by Shift Technologies, Inc. and its affiliates that are debtors and debtors in possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases (the “Chapter 11 Cases”); and the Debtors having filed the Declaration of Ayman Moussa in Support of Confirmation of Debtors’ Combined Disclosure Statement and Joint Chapter 11 Plan dated July 16, 2024 [Docket No. 782], the Declaration of Peter Fitzsimmons in Support of Confirmation of Debtors’ Combined Disclosure Statement and Joint Chapter 11 Plan dated July 16, 2024 [Docket No. 783] (together, the “Confirmation Declarations”), and the Declaration of Jeriad R. Paul Regarding the Solicitation and Tabulation of Votes Cast on the Combined Disclosure Statement and Joint Chapter 11 Plan dated July 16, 2024 (the “Voting Declaration”) [Docket No. 784]; and upon this Court having reviewed the Certificate of Service filed on July 31, 2024 [Docket No. 724] (the “Notice Affidavit”) reflecting compliance with the notice and solicitation requirements of the Order Tentatively Approving Disclosures in Combined Plan and Disclosure Statement, Fixing Time for Submitting Ballots and Filing Objections to Confirmation of Plan and/or Final Approval of Disclosures, and Setting Confirmation Hearing [Docket No. 697] (the “Plan Procedures Order”) and service of, inter alia, the Plan Procedures Order, the Notice of (I) Tentative Approval of Disclosure Statement; (II) Hearing to Consider Confirmation of the Plan; (III) Deadline for Filing Objections to Final Approval of the Disclosure Statement and/or Confirmation of the Plan; and (IV) Deadline for Voting on the Plan [Docket No. 720] (the “Confirmation Hearing Notice”), and the Ballots; and upon consideration of the Debtors’ Memorandum of Law in Support of Confirmation of Debtors’ Combined Disclosure Statement and Joint Chapter 11 Plan dated July 16, 2024 [Docket No. 781]; and any objections to the Plan having been resolved or overruled by the Court pursuant to this Confirmation Order; and a hearing having been held on September 26, 2024 (the “Confirmation Hearing”); and upon the evidence adduced and proffered and the arguments of counsel made at the Confirmation Hearing; and the Court having reviewed all documents in connection with Plan and Disclosure Statement and having heard all parties desiring to be heard; and upon the complete record of these Chapter 11 Cases; and after due deliberation and consideration of all of the foregoing; and sufficient cause appearing therefor; this Court hereby makes the following findings of fact and conclusions of law:

A. The findings and conclusions set forth herein, together with the findings of fact and conclusions of law set forth in the record of the Confirmation Hearing, constitute this Court’s findings of fact and conclusions of law pursuant to Federal Rule of Civil Procedure 52, made applicable to these proceedings pursuant to Bankruptcy Rules 7052 and 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such.

[2]	Capitalized terms used but not defined herein shall have the definitions contained in the Plan. All statutory references are to the Bankruptcy Code unless otherwise indicated.

B. The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§157(a) and 1334. Venue of these proceedings and the Chapter 11 Cases is proper in this district and in this Court pursuant to 28 U.S.C. §1408. Final approval of the Disclosure Statement, confirmation of the Plan, and approval and authorization of the acts necessary or appropriate to implement the Plan are each core bankruptcy proceedings pursuant to 28 U.S.C. §157(b)(2). This Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed, and has the constitutional power and authority to enter a final order with respect thereto.

C. On October 9, 2023, the Debtors commenced the Chapter 11 Cases. The Debtors are proper debtors under section 109 and are proper proponents of the Plan under section 1121(a). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108. No trustee or examiner has been appointed in these Chapter 11 Cases.

D. The Court takes judicial notice of the docket in these Chapter 11 Cases maintained by the Clerk including all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered, submitted, or adduced at the hearings held before the Court during these Chapter 11 Cases, including the hearing to consider the adequacy of the Disclosure Statement and the Confirmation Hearing.

E. The Disclosure Statement contains adequate information, as required under sections 1125(b) and (c).

F. As is evidenced by the Voting Declaration and the Notice Affidavit, the transmittal and service of the Plan, the Disclosure Statement, Ballots, Confirmation Hearing Notice, and Plan Procedures Order were adequate and sufficient under the circumstances, and all parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Plan) were given due, proper, timely, and adequate notice in accordance with the Plan Procedures Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and applicable nonbankruptcy law; and such parties each had an opportunity to appear and be heard with respect thereto. No other or further notice is required.

G. The procedures by which the Ballots for acceptance or rejection of the Plan and for making related elections were distributed and tabulated were fair, properly conducted, and complied with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, applicable nonbankruptcy law, the Plan, and the Plan Procedures Order.

H. In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the plan proponents. The filing of the Disclosure Statement with the clerk of the Court satisfies Bankruptcy Rule 3016(b). The Plan and Disclosure Statement describe in specific and conspicuous language all acts and actions to be enjoined and identify the Persons that would be subject to injunctions. Bankruptcy Rule 3016(c) is therefore satisfied.

I. Based upon the following findings, the Debtors have met their burden of proving the elements of section 1129(a) and (b) by a preponderance of the evidence, the Plan satisfies all the requirements for confirmation set forth in section 1129, and the Plan should be confirmed.

1. As set forth below, the Plan complies with all of the applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, thereby satisfying section 1129(a)(l):

a. The classification of Claims and Equity Interests under the Plan is proper under the Bankruptcy Code. In addition to Administrative Expense Claims, Professional Fee Claims, and Priority Tax Claims, which need not be classified, the Plan designates eight different Classes of Claims and Equity Interests. The Claims or Equity Interests placed in each Class are substantially similar to other Claims or Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Equity Interests. Thus, the Plan satisfies sections 1122 and l123(a)(l).

b. Article VII of the Plan sets forth the two Classes whose rights are unimpaired: Class 1 (Other Secured Claims) and Class 2 (Other Priority Claims). Article VIII specifies their treatment. Thus, the requirement of section 1123(a)(2) is satisfied.

c. Article VII of the Plan sets forth the six Classes whose rights are impaired: Classes 3A (General Unsecured Claims (Holdco)), Class 3B (General Unsecured Claims (Operating Companies)), Class 3C (General Unsecured Claims (Holdco Convenience)), Class 3D (General Unsecured Claims (Holdco)), Class 4 (Intercompany Claims) and Class 5 (Equity Interests). Article VIII specifies their treatment. As a result, the Plan satisfies section 1123(a)(3).

d. The Plan provides for the same treatment for each Claim or Equity Interest in each respective Class unless the Holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest. Thus, the requirement of section 1123(a)(4) is satisfied.

e. The Plan and the documents described in the Plan provide adequate and proper means for the Plan’s implementation. Thus, the requirements of section l123(a)(5) are satisfied.

f. The Plan does not provide for the issuance of any non-voting equity securities of any Debtor, which issuance is further prohibited by this Order. Therefore, the requirement of section 1123(a)(6) is satisfied.

g. Article X.A. of the Plan provides for the creation of the Liquidating Trust and for the appointment of the Liquidating Trustee, with the authority detailed in the Plan and in the Liquidating Trust. The Liquidating Trustee was duly selected by the Debtors in consultation with the Committee, with their compensation to be provided as disclosed in the record, and any successor Trustee will be appointed pursuant to the Liquidating Trust Agreement. All these selection, disclosure, and replacement mechanisms are consistent with the interests of the affected creditors and with public policy. Therefore, section 1123(a)(7) is satisfied.

h. Section 1123(a)(8) is inapplicable in these Chapter 11 Cases.

i. The deemed consolidation of the Debtors and the Consolidation Compromises set forth in the Plan, are appropriate in these Chapter 11 Cases, in the best interests of the Debtors and their Estates, and permitted under section 1123(b).

j. The Plan’s other provisions are appropriate, in the best interests of the Debtors and their Estates, and consistent with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules as permitted under section 1123(b).

k. The Debtors have exercised reasonable business judgment in determining to reject certain executory contracts and unexpired leases under the terms of the Plan and this Confirmation Order, and such rejections are justified and appropriate in these Chapter 11 Cases.

l. The releases, exculpations, and injunctions provided in the Plan are (a) within the jurisdiction and power of the Court under 28 U.S.C. §1334; (b) integral elements of the transactions incorporated into the Plan and inextricably bound with the other provisions of the Plan; (c) in exchange for good and valuable consideration provided by the Released Parties (including performance of the terms of the Plan), and a good-faith settlement and compromise of the released claims; (d) in the best interests of the Debtors and the Estates; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; and (g) otherwise consistent with sections 105, 524, 1123, 1129, 1141, and other applicable provisions of the Bankruptcy Code and other applicable law.

2. Pursuant to section 1129(a)(2), the Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Plan Procedures Order governing notice, disclosure, and solicitation in connection with the Plan, the Disclosure Statement, and all other matters considered by the Court in connection with the Chapter 11 Cases.

3. The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3). In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Plan is the result of extensive, good faith, arms’ length negotiations among the Debtors, the Committee, and key stakeholders. The Plan promotes the objectives and purposes of the Bankruptcy Code by orderly administering the property of the Debtors and the Estates, maximizing the available proceeds from liquidation of the Debtors’ assets, and otherwise enabling equality of distribution and the speedy disposition of assets.

4. The procedures set forth in the Plan for the approval of the fees, costs, and expenses to be paid in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and comply with, section 1129(a)(4).

5. Article X.B of the Plan provides that the Liquidating Trustee is selected by the Debtors in consultation with the Committee, and its identity and compensation terms have been disclosed in the record; the appointment is consistent with the interests of the Debtors’ creditors and interest holders and with public policy. Thus, the Plan satisfies section 1129(a)(5).

6. Section 1129(a)(6) is inapplicable in these Chapter 11 Cases.

7. The “best interests” test under section 1129(a)(7) is satisfied as to all Impaired Classes under the Plan, as each Holder of a Claim or Equity Interest in such Impaired Classes either has voted to accept the Plan or will receive or retain property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the assets of the Estates were liquidated under chapter 7 of the Bankruptcy Code. More specifically, the Liquidation Analysis attached as Exhibit A to the Disclosure Statement, the Confirmation Declarations, and all other applicable evidence proffered or adduced at the Confirmation Hearing (i) are reasonable, persuasive, and credible; (ii) are based on reasonable and sound methodologies and assumptions; (iii) provide a reasonable estimate of the liquidation values of the assets of the Estates upon hypothetical conversion to cases under chapter 7 of the Bankruptcy Code; and (iv) establish that each Holder of a Claim or Equity Interest in the Impaired Classes will receive or retain, on account of such Claim or Equity Interest, property under the Plan of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the assets of the Estates were liquidated under chapter 7 of the Bankruptcy Code.

8. All Classes of Claims that are unimpaired are deemed to have accepted the Plan, and all Classes of Claims that are entitled to vote under the Plan have accepted the Plan. Only Classes 4 and 5, which receive nothing under the Plan, are deemed not to have accepted the Plan.

9. The treatment of Administrative Expense Claims, Priority Claims, Priority Tax Claims, and Professional Fee Claims pursuant to Articles VI and VII of the Plan satisfies the requirements of section 1129(a)(9).

10. Classes 3A, 3B, 3C, and 3D, all of which are impaired Classes of Claims, have voted to accept the Plan in accordance with the Bankruptcy Code, determined without including any acceptance of the Plan by any Insider. Therefore, the requirement of section 1129(a)(10) is satisfied.

11. The evidence provided in support of confirmation establishes that the assets to be vested in the Liquidating Trust will be sufficient to enable the Liquidating Trustee to perform the duties and functions outlined under the Plan and to satisfy post-Effective Date obligations. Furthermore, reasonable, persuasive, and credible evidence proffered or adduced at or prior to the Confirmation Hearing establishes that the Plan is feasible. Finally, because the Plan contemplates the liquidation or other final administration of all the Debtors’ property, confirmation of the Plan is not likely to be followed by the need for further financial reorganization. Thus, section 1129(a)(11) is satisfied.

12. The Plan requires that all fees payable under 28 U.S.C. §1930 have been paid or will be paid pursuant to Article VI.D. of the Plan, thus satisfying the requirement of section 1129(a)(12).

13. Sections 1129(a)(13), 1129(a)(14), 1129(a)(15), 1129(a)(16) are inapplicable to the Debtors in these Chapter 11 Cases.

14. The Plan is the only chapter 11 plan currently proposed in the Chapter 11 Cases, and the requirement of section 1129(c) is therefore satisfied.

15. The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental unit has objected to the confirmation of the Plan on such grounds. Accordingly, section 1129(d) is inapplicable.

J. The Debtors have acted in good faith within the meaning of section 1125(e) and in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and Plan Procedures Order in connection with their activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125, and they are entitled to the protections afforded by section 1125(e).

K. The Debtors have exercised reasonable business judgment in determining whether to reject executory contracts and unexpired leases pursuant to Article XIV.D. of the Plan.

L. Except with respect to the ASO Agreement (as defined below), as set forth below, no insurer filed an objection with respect to the deemed assumption of any insurance policy or asserted that any Cure Amount is payable under any insurance policy. The Debtors have asserted that such policies are prepaid and enforceable contract rights but, to the extent that such insurance policies are executory contracts, their assumption by the Debtors is in the Debtors’ reasonable business judgment.

M. The matters set forth in Article XVI of the Plan are appropriate matters over which the Court may and will retain jurisdiction and power.

N. The Debtors, the Committee, the Liquidating Trustee, and the Liquidating Trust will be acting in good faith if they proceed to (1) consummate the Plan and the agreements, settlements, transactions, transfers, and Distributions contemplated thereby; and (2) take the other acts or actions authorized and directed by this Confirmation Order.

Based on the foregoing findings, and on the record made before the Court at the Confirmation Hearing, and good and sufficient cause appearing therefor, it is hereby

ORDERED, ADJUDGED, AND DECREED THAT:

Approval of the Disclosure Statement

1. The tentative findings and conclusions contained in the Plan Procedures Order are hereby adopted and the Disclosure Statement is finally approved as containing adequate information as required by section 1125.

Confirmation of the Plan

2. The Plan, as and to the extent modified by this Confirmation Order, is approved and confirmed pursuant to section 1129.

3. The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order. The failure specifically to describe, include, or refer to any particular article, section, part, or provision of the Plan or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, part, or provision, it being the intent of this Court that the Plan and all related documents be approved and confirmed in their entirety as if set forth verbatim in this Confirmation Order.

4. All unresolved objections, statements, joinders, comments, and reservations of rights in opposition to or inconsistent with the Plan have been fully considered by this Court and are hereby denied and overruled with prejudice on the merits and in their entirety. All withdrawn objections are deemed withdrawn with prejudice.

Deemed Consolidation Under the Plan

5. Pursuant to Bankruptcy Code section 1123(b), upon the Effective Date, the Debtors shall be deemed consolidated under the Plan, which consolidation is approved in all respects as good faith, fair, reasonable, and equitable under the circumstances. Entry of this Confirmation Order constitutes approval of the Consolidation Compromises reflected in the Plan pursuant to the Bankruptcy Rules and the Bankruptcy Code, including Bankruptcy Code sections 105(a) and 1123(b)(6), and other applicable law.

6. In order to give effect to the deemed consolidation of the Debtors:

a. In accordance with Article IX.C. of the Plan, the Debtors will be deemed consolidated;

b. The Liquidating Trust will pursue or liquidate the assets of the Debtors, including the Causes of Action, for the collective benefit of all Beneficiaries, establish and hold the reserves required under the Plan, and receive and Distribute to Beneficiaries the net proceeds of the liquidation of such assets in accordance with the Plan and the Liquidating Trust, all in accordance with the Plan; and

c. Any intercompany Claims that could be asserted by one Debtor against another Debtor will be extinguished immediately before the Effective Date with no separate recovery account of any such Claims that could be asserted by one Debtor regarding any asset owned by another Debtor.

Authorization to Implement the Plan

7. The entry of this Confirmation Order shall constitute authorization for the Debtors and the Liquidating Trustee, as applicable, to take or cause to be taken all actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on, and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Court without further approval, act, or action under any applicable law, order, rule, or regulation.

8. Pursuant to section 1146(a), any transfers of property pursuant to the Plan or made in connection therewith shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a). State and local governmental officials and agents are hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any applicable instruments or documents without the payment of any such tax or governmental assessment.

9. The Liquidating Trust is authorized and empowered, without further approval of this Court, to take such actions and to perform such acts as may be necessary, desirable, or appropriate to execute and deliver all agreements, documents, securities, instruments, and certificates relating to the Liquidating Trust.

10. The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Debtors or the Liquidating Trustee, as applicable, to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

Enforceability of Plan

11. Pursuant to sections l123(a), 1141(a), and 1142, the Plan and all Plan-related documents (including the Liquidating Trust) shall be, and hereby are, valid, binding, and enforceable. Upon the occurrence of the Effective Date, the Plan shall be immediately effective and enforceable and deemed binding on the Debtors, all Creditors, the Liquidating Trustee, and all other Persons in accordance with their respective terms.

Vesting of Assets

12. On the Effective Date, the Liquidating Trust will be automatically vested with all of the Debtors’ and the Estates’ respective rights, title, and interest in and to all of the Debtors’ assets, which shall automatically vest in the Liquidating Trust free and clear of all Claims, liens, or interests.

13. All Causes of Action shall be preserved, and, except as otherwise provided in the Plan or this Confirmation Order, from and after the Effective Date, the Liquidating Trust will retain all rights to commence, pursue, litigate, or settle, as appropriate, any and all of the Causes of Action in any court or other tribunal, including in an adversary proceeding Filed in the Chapter 11 Cases.

Plan Distributions

14. The Liquidating Trustee shall make all Distributions under the Plan and such Distributions shall be in accordance with the Plan and the Liquidating Trust, as applicable.

15. From and after the later of the Effective Date and the Claims Bar Date, other than a proof of Claim relating to an executory contract or unexpired lease that is rejected pursuant to the Plan (as to which the deadline to File Claims is set forth below), a proof of Claim relating to any prepetition Claim may not be Filed or amended without the prior approval of the Liquidating Trust or leave of this Court.

Administration of the Liquidating Trust

16. The Liquidating Trust Agreement, substantially in the form filed with the Court, as may be amended in accordance with the Plan and this Confirmation Order, and the creation of the Liquidating Trust in accordance with the Liquidating Trust Agreement, are hereby approved.

17. The appointment of Arch & Beam Global, LLC as Liquidating Trustee is hereby approved. The Liquidating Trustee shall be compensated as described in the Confirmation Declarations. Except as otherwise set forth herein, the exculpation, indemnification, and limitation of liability provisions set forth in the Liquidating Trust Agreement are appropriate. The Liquidating Trustee shall have all powers, rights, duties, and protections afforded the Liquidating Trustee under the Plan and the Liquidating Trust Agreement and related documents.

Executory Contracts and Unexpired Leases

18. On the Effective Date, pursuant to sections 365 and 1123, the Debtors’ rejection of all executory contracts and unexpired leases of the Debtors is approved, except for (a) executory contracts and unexpired leases that have been assumed or rejected by the Debtors prior to the Effective Date, (b) executory contracts and unexpired leases that are set forth in the Schedule 1 of the Plan or otherwise expressly assumed pursuant to the Plan, if any, and (c) any agreement, obligation, security interest, transaction, or similar undertaking that the Debtors believe is not executory or a lease, but that is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365.

19. Each rejection of an executory contract or unexpired lease pursuant to Article XIV.D. of the Plan shall be legal, valid, and binding upon the Liquidating Trust and all non-debtor parties (and their assignees or successors) to such executory contracts or unexpired leases, all to the same extent as if such rejection had been effectuated pursuant to an order of the Court entered before confirmation under section 365.

20. Any Claim for damages arising from the rejection under the Plan of an executory contract or unexpired lease must be Filed and served no later than the first Business Day that is thirty (30) calendar days after the Effective Date. Any such Claim that is not timely Filed and served will be forever disallowed, barred, and unenforceable, and Persons holding such Claims will not receive and be barred from receiving any Distributions on account of such untimely Claims.

21. To the extent that the Debtors’ remaining insurance policies are executory contracts and not prepaid and enforceable contract rights (which issue is reserved hereby), the Debtors are deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto, except for any policies that the Debtors exclude from assumption by notice given no later than the Effective Date, and such assumption (and, to the extent necessary to continue the insurance policies in full force, assignment to the Liquidating Trust) is hereby approved pursuant to section 365(a). Except with respect to the treatment of the ASO Agreement (as defined below) set forth below, no Cure Amount is owing under any insurance policy assumed through this paragraph, and, except with respect to the ASO Agreement, nothing in the Plan or this Confirmation Order shall discharge, impair, or otherwise modify any obligations assumed by the foregoing assumption of the insurance policies.

Administrative Expense Claims and Professional Fee Claims

22. All requests for payment of an Administrative Expense Claim must be Filed with the Court no later than the first Business Day that is thirty (30) calendar days after the Effective Date. The failure to File papers requesting Allowance of an Administrative Expense Claim on or before the Administrative Expense Claims Bar Date, or the failure to serve such papers timely and properly, shall result in the Administrative Expense Claim being forever barred and disallowed without further order of the Court. If for any reason any such Administrative Expense Claim is incapable of being forever barred and disallowed, then the Holder of such Claim shall in no event have recourse to any property to be distributed pursuant to the Plan.

23. All final requests for payment of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 363, 503(b), or 1103 must be made by application Filed with the Court and served on counsel to the Liquidating Trust and counsel to the U.S. Trustee no later than forty-five (45) calendar days after the Effective Date, unless otherwise ordered by the Court.

24. Unless otherwise agreed, all Professional Fee Claims shall be paid by the Liquidating Trust to the extent approved by order of the Court within seven (7) Business Days after entry of such order.

Corporate Matters

25. On the Effective Date, each of the Debtors will be dissolved automatically without the need for any further corporate action, without the need for any corporate or limited liability company filings, and without the need for any other or further actions to be taken by or on behalf of such dissolving Debtor or any other Person or any payments to be made in connection therewith.

26. On the Effective Date, the certificates of incorporation, bylaws, operating agreements, and articles of organization, as applicable, of each of the Debtors shall be deemed amended to the extent necessary to carry out the provisions of the Plan. The entry of this Confirmation Order shall constitute authorization for the Debtors and the Liquidating Trustee to take or cause to be taken all actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on, and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act, or action under any applicable law, order, rule, or regulation.

27. On the Effective Date, each of the Debtors’ existing directors, officers, and managers shall be terminated automatically without the need for any corporate action and without the need for any corporate or limited liability company filings, and they shall have no ongoing rights against or obligations to the Debtors or the Estates, including under any applicable prepetition agreements (all of which will be deemed rejected). On the Effective Date, the Liquidating Trustee shall succeed to all such powers as would have been applicable to the Debtors’ directors, officers, and managers for assets in the Liquidating Trust, respectively; provided, however, that such Liquidating Trustee may continue to consult with or employ the Debtors’ former directors, officers, managers, and employees to the extent required to discharge its obligations, e.g., to comply with applicable law or contractual provisions regarding the Debtors.

28. As of the Effective Date, all Equity Interests shall be deemed void, cancelled, and of no further force and effect, and the obligations of the Debtors thereunder or in any way related thereto, including any obligation of the Debtors to pay any franchise or similar-type taxes on account of such Equity Interests, shall be discharged. On and after the Effective Date, Holders of Equity Interests shall not be entitled to, and shall not receive or retain any property or interest in property under the Plan on account of such Equity Interests.

29. None of the Debtors shall issue non-voting equity securities, which issuance is hereby prohibited.

Employee Health Benefits and Run-Out Claims

30. Under an Administrative Services Only Agreement and a Stop Loss Policy (jointly, the “ASO Agreement”), Cigna Health and Life Insurance Company (“Cigna”) provides administrative services for Debtors’ self-insured employee healthcare benefits plan (“Benefits Plan”). Under the ASO Agreement, Cigna processes healthcare claims of Debtors’ employees and their dependents (“Benefits Claims”), and causes the Benefits Claims that are eligible for payment under the Plan (“Payable Claims”) to be funded through Debtors’ segregated Plan bank account at Citibank, Account No. XXXXXX3076, held in the name of Debtor Shift Platform, Inc. (“Benefits Plan Bank Account”).

31. In accordance with the Debtors’ direction, coverage under the Benefits Plan shall terminate on the later of (i) October 31, 2024, or (ii) the Effective Date, unless otherwise extended in writing by the Debtors and Cigna (“Termination Date”). The Debtors have elected to provide for Benefits Claims incurred, but not submitted, processed and paid prior to the Termination Date (“Run-Out Claims”), to be processed by Cigna and funded for a twelve (12) month period following the Termination Date.

32. To fund the payment of the Run-Out Claims, Debtors shall, prior to the Termination Date, irrevocably deposit $51,935 (the “Deposit”) into the Benefits Plan Bank Account. From and after the Termination Date, the Debtors and the Liquidating Trustee shall be prohibited from withdrawing any funds held in the Benefits Plan Bank Account.

33. Conditioned upon the Deposit, Cigna shall process Run-Out Claims that are received by Cigna in sufficient time to be processed and paid prior to the last day of the month that is twelve (12) months from the Termination Date (“Run-Out Claims Termination Date”), and shall cause such Run-Out Claims that are Payable Claims to be paid to the extent that a sufficient balance remains in the Benefits Plan Bank Account to fund such payment. Cigna shall not be required to process Run-Out Claims received after the Run-Out Claims Termination Date, or to cause any Payable Claims to be paid to the extent that the balance of the Benefits Plan Bank Account is insufficient to fund the payment of such claims.

34. If, at any time, Cigna determines that there are insufficient funds in the Benefits Plan Bank Account to fund the continued payment of Payable Claims, Cigna shall cease processing Run-Out Claims, and Cigna shall promptly provide the Liquidating Trustee (or a successor thereto, whose identity and contact information will be provided to Cigna in writing by the Liquidating Trustee) with written notice of the amount reasonably expected by Cigna to be necessary to fund the payment of remaining Run-Out Claims (“’Supplemental Funding Amount”). If the Supplemental Funding Amount is not deposited into the Benefits Plan Bank Account within ten (10) calendar days of such notice, then the date of such notice shall be deemed the Run-Out Claims Termination Date.

35. Not later than 45 days following the Run-Out Termination Date, the Liquidating Trustee shall request Cigna to take action necessary to have any balance remaining in the Benefits Plan Bank Account, less any outstanding check liability, transferred to a bank account designated by the Liquidating Trustee, and Cigna shall cooperate as necessary to facilitate that transfer. Any such balance shall be the property of the Liquidating Trustee.

36. Provided that Cigna has completed its obligations hereunder, Cigna’s responsibilities under the ASO Agreement shall be deemed fully performed as of the Run-Out Claims Termination Date, and Cigna shall be deemed released from any liability, including liability under 11 U.S.C. § 547, 548, 549 and 550, arising from or relating to the ASO Agreement.

37. Notwithstanding anything in the Plan or this Order to the contrary, the ASO Agreement shall be deemed assumed under the Plan, but shall be deemed to validly terminated effective as of the Termination Date; provided, however, that Debtors shall, on or before the Effective Date of the Plan, to the extent not previously paid, pay all amounts due under the ASO Agreement for the period prior to the Termination Date.

Releases, Injunction, Exculpation and Discharge

38. All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date with respect to the Liquidating Trust. Except as otherwise provided in the Plan or to the extent necessary to enforce the terms and conditions of the Plan, the Confirmation Order or a separate Order of the Bankruptcy Court, all Entities who have held, hold or may hold Claims against or Equity Interests in the Estates shall be enjoined from taking any of the following actions against the Debtors, the Debtors in Possession, the Estates, the Liquidating Trustee, the Liquidating Trust, or any of their property on account of any such claims or interests: (1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting, or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors, except as part of the claims resolution process set forth in Article XI of the Plan; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that such Entities shall not be precluded from exercising their rights pursuant to and consistent with the terms of the Plan and or the Confirmation Order.

39. The provisions set forth in Article XIII.B and C. of the Plan are hereby approved and authorized in their entirety: (a) the parties described in Article XIII.B. of the Plan other than the Liquidating Trustee and its agents shall be exculpated, as set forth therein, on the Effective Date; and (b) the releases described in Article XII.C. of the Plan shall become effective on the Effective Date and, on the Effective Date, the Debtors shall be deemed to have released forever, waived, and discharged each of the Released Parties with respect to each of the matters set forth therein. The Liquidating Trustee’s appointment will not take effect until the Effective Date and, therefore, exculpation of the Liquidating Trustee and its agents is neither necessary nor appropriate.

40. The Debtors shall receive no discharge pursuant to section 1141 and, as a result thereof, shall have none of the benefits of a discharge described in section 524(a).

41. Notwithstanding anything to the contrary in the Combined Plan and Disclosure Statement or Confirmation Order, nothing in the Combined Plan and Disclosure Statement or the Confirmation Order shall affect any right of setoff or recoupment that RLIF West, LLC may have under applicable bankruptcy or non-bankruptcy law, including, but not limited to, the ability, if any, of RLIF West, LLC to set off or recoup a security deposit held pursuant to the terms of its unexpired lease.

Payment of Statutory Fees

42. All fees payable pursuant to section 1930 of title 28 of the United States Code, to the extent unpaid through the Effective Date, shall be paid in Cash within seven (7) Business Days after the Effective Date. From and after the Effective Date through the closing of the Chapter 11 Cases, all fees payable pursuant to section 1930 of title 28 of the United States Code, plus any interest under 37 U.S.C. § 3717, shall be paid by the Debtors or the Liquidating Trustee. The funding of the Liquidating Trust with the Liquidating Trust Assets shall be not be treated as a distribution from the Estates for purposes of the payment of such fees; provided, however, that Distributions from the Liquidating Trust to Holders of Claims shall be used to calculate fees payable thereunder by the Liquidating Trust). For the avoidance of doubt, (i) quarterly fees payable to the United States Trustee shall be payable by the Debtors and/or the Liquidating Trustee until the Chapter 11 Cases are, or the relevant Chapter 11 Case is, closed and are not subject to an allowance procedure under 11 U.S.C. § 503(b), and (ii) the United States Trustee does not need to file request for payment of Quarterly Fees (by the Administrative Expense Claims Bar Date or otherwise).

Tax-Specific Provisions

43. The Liquidating Trust shall be established for the purpose of pursuing or liquidating the Liquidating Trust and making Distributions in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

44. On or prior to the Effective Date, the fair market value of the Liquidating Trust’s assets as of the Effective Date may be determined. Such fair market values shall control for all tax and financial reporting purposes with respect to the Distributions pursuant to the Plan and the value of the Liquidating Trust’s assets as of the Effective Date.

Additional Provisions

45. Upon the occurrence of the Effective Date, all transactions contemplated by the Plan, including the vesting of the Debtors’ assets in the Liquidating Trust, shall be deemed fully effective and to have occurred as a matter of law without the necessity of any other or further transfer documentation, forms, documents, paperwork, or anything else, and all recording officers are hereby instructed and directed to facilitate, recognize, and otherwise give full force and effect to the transactions effectuated by the Plan and this federal court order.

46. The Liquidating Trust shall file all reports as required by 28 C.F.R. § 58.8.

47. A certified copy of this Confirmation Order may be filed with the appropriate authorities to evidence cancellation of any recorded Claims, liens, and other interests against or regarding the Estates recorded prior to the date of this Confirmation Order.

48. Pursuant to Bankruptcy Rules 2002 and 3020(c), the Debtors are hereby authorized to serve a notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit A (the “Notice of Confirmation and Effective Date”), no later than five (5) Business Days after the Effective Date, on all Holders of Claims against or Equity Interests in the Debtors. The Notice of Confirmation and Effective Date shall constitute good and sufficient notice of the entry of this Confirmation Order and of the relief granted herein, and of all related deadlines under the Plan, and no other or further notice need be given of entry of this Confirmation Order, the occurrence of the Effective Date, or the related deadlines under the Plan.

Retention of Jurisdiction

49. Pursuant to sections 105(a) and 1142, the Court shall retain jurisdiction and judicial power over all matters arising out of, or related to, these Chapter 11 Cases and the Plan to the fullest extent permitted by law, including jurisdiction and power to take the actions listed in Article XVI of the Plan.

Rules Governing Conflicts Between Documents

50. The provisions of this Confirmation Order, including the findings of fact and conclusions of law set forth herein, and the provisions of the Plan are integrated with each other, nonseverable, and mutually dependent unless expressly stated by further order of the Court. The provisions of the Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order that cannot be reconciled, then, solely to the extent of such conflict, (i) the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence; and (ii) as to all other agreements, instruments, or documents, the provisions of the Plan shall govern and take precedence.

Finality and Immediate Effect of Confirmation Order

51. This Confirmation Order (a) is a final order and the period in which an appeal must be filed shall commence upon the entry hereof; and (b) notwithstanding the applicability of Bankruptcy Rule 3020(e), shall be immediately effective and enforceable upon the entry hereof.

52. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, the Liquidating Trustee all Holders of Claims or Interests, all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

** END OF ORDER **

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